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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                            -----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

    Date of Report (or Date of Earliest Event Reported): September 15, 1997


                      UNION TEXAS PETROLEUM HOLDINGS, INC.
             (Exact name of Registrant as specified in its charter)


          DELAWARE                     1-9019                    76-0040040
 (State of incorporation or     (Commission File Number)        (IRS Employer
       organization)                                         Identification No.)



                            1330 Post Oak Boulevard
                              Houston, Texas 77060
                    (Address of principal executive offices)


                                 (713) 623-6544
                        (Registrant's telephone number)
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ITEM 5.              OTHER EVENTS.

I.     Rights Plan

       On September 12, 1997, the Board of Directors of Union Texas Petroleum Holdings, Inc. (the "Company") declared a dividend of one Common Stock Purchase Right (a "Right") for each outstanding share of Common Stock, par value $.05 per share, of the Company (the "Common Stock"). The dividend is payable to the stockholders of record on September 23, 1997 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company at any time after the Distribution Date one-half of one share of Common Stock at a price of $90.00 per full share of Common Stock (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") dated as of September 12, 1997 between the Company and First Chicago Trust Company of New York (the "Rights Agent").

       Detachment of Rights; Exercise. Initially the Rights will be attached to all certificates representing shares of Common Stock then outstanding, and no separate Right Certificates will be distributed. The Rights will become exercisable and separate from the shares of Common Stock upon the earlier to occur of (i) ten days after the date of a public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 15% or more of the outstanding shares of Common Stock (such person or group being hereinafter referred to as an "Acquiring Person") (the "Stock Acquisition Date"); or (ii) ten business days (or such later date as the Board may determine) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in a person or group becoming the beneficial owner of 15% or more of the outstanding shares of Common Stock (the earlier of such dates being called the "Distribution Date").

       The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with, and only with, the shares of Common Stock. Until the Distribution Date (or earlier redemption or expiration), new Common Stock certificates issued after the Record Date upon transfer or new issuance of shares of Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for shares of Common Stock outstanding as of the Record Date, even without such notation or a copy of this Summary of Right being attached thereto, will also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the shares of Common Stock as of the close of business on the Distribution Date, and such separate Right Certificates alone will evidence the Rights.

       Each of the following persons will not be deemed to be an Acquiring Person even if they have acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Stock of the Company: (i) the Company, any subsidiary of the Company, or any employee benefit plan of the Company or of any subsidiary of the Company; (ii) any person who





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would otherwise become an Acquiring Person solely by virtue of a reduction in the number of outstanding shares of Common Stock unless and until such person shall become the beneficial owner of any additional shares of Common Stock; and
(iii) certain persons specified in the Rights Agreement who as of September 12, 1997 are the beneficial owners of 15% or more of the Common Stock (and transferees thereof under certain circumstances). The Rights are not exercisable until the Distribution Date. The Rights will expire at the close of business on September 30, 2007, unless earlier redeemed by the Company as described below.

       If any person becomes an Acquiring Person, each holder of a Right will thereafter have the right (the "Flip-In Right") to receive, upon payment of the Purchase Price, shares of Common Stock (or in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the Purchase Price. Notwithstanding the foregoing, all rights that are, or were, beneficially owned by an Acquiring Person or any affiliate or associate thereof will be null and void and not exercisable.

       If, at any time on or after the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction in which the holders of all of the outstanding shares of Common Stock immediately prior to the consummation of the transaction are not the holders of all of the surviving corporation's voting power, or (ii) more than 50% of the Company's assets, cash flow or earning power is sold or transferred, then each holder of a Right (except Rights which have previously been voided as set forth above) shall thereafter have the right (the "Flip-Over Right") to receive, upon exercise and payment of the Purchase Price, common shares of the acquiring company having a value equal to two times the Purchase Price. If a transaction would otherwise result in a holder's having a Flip-In as well as a Flip-Over Right, then only the Flip-Over Right will be exercisable; if a transaction results in a holder's having a Flip-Over Right subsequent to a transaction resulting in a holder's having a Flip-In Right, a holder will have Flip-Over Rights only to the extent such holder's Flip-In Rights have not been exercised.

       Registration and Listing of Common Shares. The offer and sale of the Common Stock or other securities issuable upon the exercise of the Rights will be registered with the Securities and Exchange Commission but such registration will not be effective until the Rights become exercisable. As described above, however, the Rights will not be transferable separately from the Common Stock until the Distribution Date.

       Antidilution and Other Adjustments. The Purchase Price payable, and the number of shares of Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock, (ii) upon the grant to holders of the Common Stock of certain rights or warrants to subscribe for Common Stock or convertible securities at less than the current market price of the Common Stock or (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding dividends payable in Common Stock) or of subscription rights or warrants (other than those referred to above).





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However, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1%.

       Redemption of Rights. In general, the Company may redeem the Rights at a price of $.001 per Right (subject to adjustment), at any time before the Stock Acquisition Date. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price.

       Exchange of Rights. At any time after any person becomes an Acquiring Person and prior to the acquisition by any person of 50% or more of the outstanding shares of Common Stock, the Board of Directors of the Company may exchange the then outstanding and exercisable Rights (other than Rights owned by an Acquiring Person, which will have become null and void), in whole or in part, for shares of Common Stock, each Right being exchangeable for one share of Common Stock, subject to adjustment.

       No Rights as Stockholder. Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

       Amendment of Rights. Prior to the Stock Acquisition Date, the Rights Agreement generally may be amended by the Board of Directors of the Company.
On or after the Stock Acquisition Date, the Company may amend the Rights Agreement only to (i) cure any ambiguity, (ii) correct or supplement any provision which may be defective or inconsistent with the other provisions of the Rights Agreement, or (iii) change or supplement the Rights Agreement in any other manner which the Company may deem necessary or desirable, provided that no amendment shall adversely affect the interests of the holders of Rights (other than any interest of an Acquiring Person or an Affiliate or Associate of an Acquiring Person).

       This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, filed herewith as Exhibit 4.1, as the same may be amended from time to time, which is hereby incorporated herein by reference.





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ITEM 7.       Financial Statements and Exhibits

              (c)    Exhibits

                     (4) Instruments defining rights of security holders, including indentures:

                            4.1 Rights Agreement dated as of September 12, 1997 between Union Texas Petroleum Holdings, Inc. and First Chicago Trust Company of New York, which includes the Form of Right Certificate as Exhibit A and the Summary of Rights to Purchase Common Stock as Exhibit B (incorporated herein by reference to Exhibit 1 to the Company's Form 8-A Registration Statement filed September 15, 1997 (File No. 1-9019)).





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                                   SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  September 15, 1997



                                           UNION TEXAS PETROLEUM HOLDINGS, INC.


                                           By:    /s/ ALAN R. CRAIN, JR.
                                                  ----------------------------
                                                  Name:  Alan R. Crain, Jr.
                                                  Title: Vice President and
                                                         General Counsel





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                                 EXHIBIT INDEX


Exhibit
  No.                            Exhibit Description
-------  ----------------------------------------------------------------------
(4)      Instruments defining the rights of security holders, including indentures:

         4.1  Rights Agreement dated as of September 12, 1997 between Union
              Texas Petroleum Holdings, Inc. and First Chicago Trust Company of
              New York, which includes the Form of Right Certificate as Exhibit
              A and the Summary of Rights to Purchase Common Stock as Exhibit B
              (incorporated herein by reference to Exhibit 1 to the Company's
              Form 8-A Registration Statement filed September 15, 1997 (File
              No. 1-9019)).





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